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                                                                  EXHIBIT 10.14

                             EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 15, 1998, between MEDPARTNERS, INC., a Delaware corporation (together with any successor corporation, "Company"), and ROSALIO JIMENEZ LOPEZ, M.D., a resident of La Palma, California ("Executive").

                                  WITNESSETH:

     WHEREAS, Company and its subsidiaries and affiliates are engaged in managing physician practices and providing health care services in locations throughout the United States; and

     WHEREAS, Executive is currently employed by Company as Chief Medical Officer, and Company desires to continue Executive's employment in such capacity pursuant to the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises, and other mutual promises and covenants hereinafter contained, Company and Executive do hereby agree, for their mutual benefit, as follows:


Section 1.  Employment.

     Executive shall be employed by Company under this Agreement, effective March 15, 1998 and Executive accepts such employment upon the terms and conditions hereinafter set forth.


Section 2.  Term.

     The term of employment provided for in this Agreement shall commence on March 15, 1998, and shall remain in full force and effect through December 31, 2000. Such term shall be automatically extended for an additional year upon expiration of its initial term or any renewal term, unless, at least 90 days prior to such expiration, either Executive or Company gives the other party written notice of intent to terminate the Agreement at the end of such term.

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Section 3.  Powers and Duties.

     Executive shall be employed by Company during the term of employment under this Agreement as the Chief Medical Officer of Company. In addition, Executive shall also hold similar offices with Company' subsidiaries and affiliates and/or their successors, and shall perform such duties, as may be assigned to him from time to time by the Chief Executive Officer of Company ("CEO") or the CEO's designee.

     In carrying out his duties under this Agreement, Executive shall have such powers and duties usually incident to the office of Chief Medical Officer. The performance by Executive of any duties assigned to him which are not of the type provided for herein shall not constitute a waiver of his rights hereunder or an abrogation, abandonment or termination of this Agreement.

     Executive shall devote all of his working time and best efforts in the best interest of and on behalf of Company throughout the term of this Agreement in a manner appropriate for an executive having Executive's position, duties, responsibilities and status. Executive shall not be restricted from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made.


Section 4.  Place of Performance.

     The headquarters for the performance of Executive's duties shall be located in Long Beach, California, but from time to time Executive shall be required to travel to Company's other locations in the proper conduct of his responsibilities under this Agreement. Due to the national scope of Company's business, Company may require Executive to spend a reasonable amount of time traveling, as his duties and the business of Company and its subsidiaries and affiliates may require.


Section 5.  Compensation.

     For all services rendered by Executive pursuant to this Agreement, Company shall pay Executive the following compensation:

     (a) Executive shall be paid a Base Salary of $425,000.00 per year, payable in accordance with Company's standard payroll practices for executive employees. Executive's Base Salary shall be reviewed annually during the term of this Agreement by the CEO or the CEO's designee.

     (b) Executive shall be eligible to receive an annual Performance Bonus of up to 50% of his Base Salary, based on Company's bonus plan in effect for its executives. All bonus

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payments shall be made after January 1 of the year following the year for which such bonus payments are earned.

     (c) For purposes of administration, the terms of this Agreement shall be given effect on a pro-rata basis for partial calendar years and otherwise administered on a calendar year basis.


Section 6.  Employee Benefits.

     Subject to eligibility requirements, Executive will be entitled to participate in any employee retirement, benefit or welfare plans provided by Company to its employees and/or to its senior executives, such as life insurance, health and dental, retirement, savings and disability plans which Company has in effect or may adopt from time to time. Without limiting the generality of the foregoing, Company shall provide Executive the following during the term of this Agreement:

     (a) reasonable vacation during each year of this Agreement;

     (b) payment of dues for such professional societies and associations of which Executive is a member in furtherance of his duties hereunder;

     (c) consideration, at least annually, by the Board of Directors for the grant to Executive of options to purchase Common Stock of Company, subject to the terms of Company' stock option plans; and

     (d) participation in the Company executive benefits program which shall include, without limitation, an automobile allowance, an allowance for personal estate and tax planning services, an insurance allowance for split-dollar life insurance for Executive and Executive's spouse and payment of country club membership initiation fees and dues.


Section 7.  Expenses.

     Executive is authorized to incur reasonable expenses in promoting the business of Company and its subsidiaries and affiliates, including expenses, to the extent used for business purposes, for entertainment, travel and similar items. Company will reimburse Executive for all such expenses, upon the presentation by him of an itemized account of such expenditures in accordance with the Company expense reimbursement procedures.

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Section 8.  Definitions.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Cause" shall mean (i) failure of Executive to comply with a lawful order or request of the Chairman of the Board, CEO, President, the Board of Directors or other executive of Company to whom Executive reports that is consistent with the duties of Executive; (ii) any act of moral turpitude or other conduct by the Executive amounting to fraud, dishonesty, negligence, willful misconduct or insubordination, as determined by the CEO in his reasonable judgment; (iii) Executive's engagement in conduct detrimental to the operations, reputation or business interests of the Company or any of its subsidiaries and affiliates, as determined by the CEO in his reasonable judgment; (iv) Executive's conviction for any felony; (v) inattention to or unsatisfactory performance of Executive's duties or performance objectives assigned to him from time to time during the term of this Agreement; or (vi) any other breach by Executive of this Agreement or any other agreement between Company and Executive.

     (b)  "Change in Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors ("the Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:
                (1) any acquisition directly from Company, (2) any acquisition by Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below;

          (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company' stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such

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                individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Company or all or substantially all of Company' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors of Company at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (iv) Approval by the stockholders of Company of a complete liquidation or dissolution of Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same may be amended from time to time.

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     (d) "Disability" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Company-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Company-sponsored long-term disability program covering Executive, Executive shall be presumed totally and permanently disabled if so determined by the [TITLE OF OFFICER] following reasonable review of a medical opinion certifying that Executive will be unable to perform his duties under this Agreement for at least 90 days due to a physical or mental condition.

     (e)  "Good Reason" shall mean:

          (i) A reduction in Executive's Base Salary, as the same may be increased from time to time, other than a reduction in connection with an across-the-board salary reduction affecting Company' employees at a comparable level to Executive;

          (ii) A material reduction in Executive's title or responsibilities unless replaced with a new title or new responsibilities of comparable stature or value to Company within 30 days;

          (iii) A material breach of this Agreement by Company that is not remedied within 30 days after receiving written notice from Executive of such failure;

          (iv) Any purported termination for Cause or Disability without reasonable grounds therefor; or

          (v) Following the occurrence of a Change in Control, any decision by Executive to terminate his employment during the period from the Change in Control through the first anniversary of the Change in Control.

     (f) "Retirement Date" shall mean the date Executive reaches age 70 1/2, or the date Executive retires in accordance with Company' retirement arrangements established for Executive with Executive's consent.


Section 9.  Termination.

     This Agreement shall terminate upon the occurrence of any of the following termination events:

     (a) Executive gives notice to Company prior to the occurrence of a Change in Control that Executive wishes to terminate this Agreement for any reason other than Good Reason not less than 180 days after such notice is given, such termination to be effective on the date specified in such notice;

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     (b) Executive gives notice to Company prior to the occurrence of a Change in Control that Executive wishes to terminate this Agreement for Good Reason not less than 90 days after such notice is given, such termination to be effective on the date specified in such notice;

     (c) Company gives notice to Executive that Company wishes to terminate this Agreement for Cause, such termination to be effective upon receipt by Executive of such notice;

     (d) Executive dies or Executive ceases to be able to perform his duties hereunder due to death or Disability, such termination to be effective immediately upon such death or Disability;

     (e) Executive reaches his Retirement Date, such termination to be effective upon such Retirement Date;

     (f) Company gives notice to Executive prior to the occurrence of a Change in Control that Company wishes to terminate this Agreement for any reason other than for Cause or due to Executive's death, Disability or Retirement Date not less than 90 days after such notice is given, such termination to be effective on the date specified in such notice.

     (g) Company gives notice to Executive following the occurrence of a Change in Control that Company wishes to terminate this Agreement for any reason other than for Cause or due to Executive's death, Disability or Retirement Date, such termination to be effective upon receipt by Executive of such notice; or

     (h) Executive gives notice to Company following the occurrence of a Change in Control that Executive wishes to terminate this Agreement for Good Reason, such termination to be effective upon receipt by Company of such notice.


Section 10.  Termination Benefits.

     (a) Upon the occurrence of an event of termination described in Section 9(a) or 9(c), Executive shall be entitled to receive the following as severance compensation:

          (i) payment of any previously unpaid Base Salary through the date of termination;

          (ii) continued payment of Executive's annual Base Salary at the time of termination (or, if greater, of Executive's annual Base Salary in effect immediately prior to the current annual Base Salary rate) for a period of six
(6) months; and

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          (iii) payment of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of Company' employee retirement, benefit and welfare plans.

     (b) Upon the occurrence of an event of termination described in Section 9(d) or 9(e), Executive (or Executive's estate in the event of Executive's death) shall be entitled to receive the following as severance compensation:

          (i) payment of any previously unpaid Base Salary through the date of termination;

          (ii) payment of Executive's Performance Bonus under Section 5(b) through the date of termination, calculated on the basis of the sum of the total achievable amounts of the Performance Bonus for the current fiscal year, divided by twelve months, and multiplied by the number of months Executive is employed during such fiscal year through the date of termination, with any partial month of employment to be treated as a full month;

          (iii) a lump sum payment equal to six (6) months of Executive's annual Base Salary at the time of termination (or, if greater, of Executive's annual Base Salary in effect immediately prior to the current annual Base Salary rate);

          (iv) payment of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of Company' employee retirement, benefit and welfare plans; and

          (v) a right to immediately vest in 100% of all options to purchase Common Stock of Company that have been granted to Executive by Company and a period of at least 90 days following termination for Executive to exercise all such options in accordance with the terms thereof.

     (c) Upon the occurrence of an event of termination described in Sections 9(b) or 9(f), Executive shall be entitled to receive the following as severance compensation:

          (i) payment of any previously unpaid Base Salary through the date of termination;

          (ii) payment of Executive's Performance Bonus under Section 5(b) through the date of termination, calculated on the basis of the sum of the total achievable amounts of the Performance Bonus for the current fiscal year, divided by twelve months, and multiplied by the number of months Executive is employed during such fiscal year through the date of termination, with any partial month of employment to be treated as a full month;

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          (iii)  continued payment of Executive's annual Base Salary at the time of termination (or, if greater, of Executive's annual Base Salary in effect immediately prior to the current annual Base Salary rate) for a period of three
(3) years;

          (iv) continued payment of the total achievable amounts of Executive's Performance Bonus under Section 5(b) for the current fiscal year (or, if greater, of the total achievable amounts of Executive's Performance Bonus in effect for the fiscal year most recently ended) for a period of three (3) years;

          (v) payment of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of Company' employee retirement, benefit and welfare plans;

          (vi) subject to the terms and eligibility requirements of any such plan, continued coverage, for a period of three (3) years following the date of termination, under any employee retirement, benefit and welfare plans of Company for which Executive is then eligible; provided that, (A) if Executive's participation in any such plan is not permitted under the terms thereof, Company will use reasonable best efforts to provide or arrange comparable coverage for Executive, (B) Company' obligation under this paragraph (vi) will terminate with respect to any plan on the date Executive first becomes eligible for the same type of coverage under another employer's plan, and (C) to the extent applicable, upon termination of coverage under any Company plan pursuant to this paragraph (vi), Executive shall have the option to have assigned to him at no cost and with no apportionment for prepaid premiums, any assignable insurance policy owned by Company and relating specifically to Executive; and

          (vii) a right to immediately vest in 100% of all options to purchase Common Stock of Company that have been granted to Executive by Company and a period of at least 90 days following termination for Executive to exercise all such options in accordance with the terms thereof.

     (d) Upon the occurrence of an event of termination described in Section 9(g) or 9(h), Executive shall be entitled to receive the following as severance compensation:

          (i) payment of any previously unpaid Base Salary through the date of termination;

          (ii) payment of Executive's Performance Bonus under Section 5(b) through the date of termination, calculated on the basis of the sum of the total achievable amounts of the Performance Bonus for the current fiscal year, divided by twelve months, and multiplied by the number of months Executive is employed during such fiscal year through the date of termination, with any partial month of employment to be treated as a full month;

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          (iii)  a lump sum payment equal to three (3) times Executive's annual
Base Salary at the time of termination (or, if greater, of Executive's annual Base Salary in effect immediately prior to the current annual Base Salary rate);

          (iv) a lump sum payment equal to three (3) times the total achievable amounts of Executive's Performance Bonus under Section 5(b) for the current fiscal year (or, if greater, of the total achievable amounts of Executive's Performance Bonus in effect for the fiscal year most recently ended);

          (v) payment of any life insurance, disability or other benefits, if any, for which Executive is then eligible under the terms of Company' employee retirement, benefit and welfare plans;

          (vi) subject to the terms and eligibility requirements of any such plan, continued coverage, for a period of three (3) years following the date of termination, under any employee retirement, benefit and welfare plans of Company for which Executive is then eligible; provided that, (A) if Executive's participation in any such plan is not permitted under the terms thereof, Company will use reasonable best efforts to provide or arrange comparable coverage for Executive, (B) Company' obligation under this paragraph (vi) will terminate with respect to any plan on the date Executive first becomes eligible for the same type of coverage under another employer's plan, and (C) to the extent applicable, upon termination of coverage under any Company plan pursuant to this paragraph (vi), Executive shall have the option to have assigned to him at no cost and with no apportionment for prepaid premiums, any assignable insurance policy owned by Company and relating specifically to Executive; and

          (vii) a right to immediately vest in 100% of all options to purchase Common Stock of Company that have been granted to Executive by Company and a period of at least 90 days following termination for Executive to exercise all such options in accordance with the terms thereof.

     (e) Payment of severance compensation under paragraphs (c) and (d) of this
Section 10 shall be conditioned upon Executive signing a Separation Agreement and General Release in substantially the form attached hereto as Exhibit A, or such other form of similar scope and content as may be mutually agreed by the parties.


Section 11.  Certain Additional Payments By Company.

     (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, if it shall be determined that any payment or distribution by Company to or for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
11) (a "Payment") would be subject to the excise tax imposed by

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Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax") , then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     Notwithstanding the foregoing provisions of this Section 11, if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to Executive such that the receipt of Payments would not give rise to any Excise Tax (the "Reduced Amount"), then no Gross-Up Payment shall be made to Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

     All determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne by Company. Any Gross-Up Payment, as determined pursuant to this Section 11, shall be paid by Company to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Company exhausts its remedies pursuant to Section 11(b) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Company to or for Executive's benefit.

     (b) Executive shall notify Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later then ten business days after Executive is informed in writing of such claim and shall apprise Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such

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claim prior to the expiration of the 30-day period following the date on which it gives such notice to Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

          (i) give Company any information reasonably requested by Company relating to such claim,

          (ii) take such action in connection with contesting such claim as Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Company,

          (iii) cooperate with Company in good faith in order effectively to contest such claim, and

          (iv) permit Company to participate in any proceeding relating to such claim; provided, however, that Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limitation on the foregoing provisions of this
Section 11, Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Company shall determine; provided, however, that if Company directs Executive to pay such claim and sue for a refund, Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Company' control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (c) If, after Executive's receipt of an amount advanced by Company pursuant to Section 11(b), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to Company' complying with the requirements of this Section 11(b)) promptly pay to Company the amount of such refund (together with any interest paid or credited

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thereon after taxes applicable thereto). If, after Executive's receipt of an amount advanced by Company pursuant to Section 11(b), a determination is made that Executive shall not be entitled to any refund with respect to such claim and Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


Section 12.  Non-Competition.

     (a) In the event that Executive's employment under this Agreement shall terminate during its term, for the period of time with respect to which Executive is entitled to receive compensation hereunder after such termination (but in any event for a period of not less than one year), Executive shall not, directly or indirectly, (i) own, operate, be employed by, be a director of, act as a consultant for, be associated with, or be a partner or have a proprietary interest in, any enterprise, partnership, association, corporation, joint venture or other entity, which is competitive with the businesses of Company, or any subsidiary or affiliate thereof, in any county in a state where Company or its subsidiaries or affiliates are conducting such business at the time of such termination, or (ii) hire, permit the hiring of, offer to hire, entice away or otherwise persuade or attempt to persuade any employee (including any employee during the six (6) month period prior to Executive's termination of service), officer, affiliated health care provider, supplier or any prospective health care provider or supplier then negotiating with Company, to discontinue or alter its or their relationship with Company or any of its subsidiaries and affiliates; provided, however, that if such termination shall occur as a result of a Change in Control, this Section 12 shall be void and shall be of no further force and effect.

     (b) The parties have entered into this Section 12 of this Agreement in good faith and for the reasons set forth in the recitals hereto and assume that this Agreement is legally binding. If, for any reason, this Section 12 is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective to the widest geographical area and/or the longest period of time (but not in excess of one year) as may be legally enforceable.

     (c) Executive acknowledges that the rights and privileges granted to Company in this Section 12 are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action of law, and that a breach thereof by Executive of this Section 12 will cause Company great and irreparable injury and damage. Accordingly, Executive hereby agrees that Company shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section 12 of this Agreement by Executive. This provision shall not be construed as a waiver of any other rights or remedies Company may have for damages or otherwise.

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Section 13.  Non-Assignability.

     Executive shall not have the right to assign, transfer, pledge, hypothecate or dispose of any right to receive payments hereunder or any rights, privileges or interest hereunder, all of which are hereby expressly declared to be non-assignable and non-transferable, except after termination of his employment hereunder. In the event of a violation of the provisions of this Section 13, no further sums shall hereafter become due or payable by Company or its subsidiaries and affiliates to Executive or his assignee, transferee, pledgee or to any other person whatsoever, and Company shall have no further liability under this Agreement to Executive.


Section 14.  Claims; Arbitration.

     (a) All claims by Executive for compensation and benefits under this Agreement shall be directed to and determined by the CEO and shall be in writing. Any denial by the CEO of a claim for benefits under this Agreement shall be delivered to Executive in writing and shall set forth the specific reasons for the denial and specific provisions of this Agreement relied upon. The CEO shall afford a reasonable opportunity to Executive for a review of a decision denying a claim and shall further allow Executive to appeal any such decision to the Board Of Directors within 60 days after notification by the CEO that Executive's claim has been denied.

     (b) To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of California, in accordance with the rules of the American Arbitration Association then in effect. The agreement set forth herein to arbitrate shall be specifically enforceable under the prevailing arbitration law.

     (c) By initialing below, the parties hereto (i) acknowledge that they have read and understood the provisions of this Section regarding arbitration and
(ii) that performance of this Agreement will be an interstate commerce as that term is used in the Federal Arbitration Act, 9 U.S.C. (S) 1 et seq., and the parties contemplated substantial interstate activity in the performance of this Agreement including, but not limited to, interstate travel, the use of interstate phone lines, the use of the U.S. mail services and other interstate courier services.

         Rosalio Jimenez Lopez, M.D.               For Company:


         ---------------------------        ---------------------------

     (d) Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association.
The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

     (e) The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

     (f) Unless otherwise agreed in writing, Company shall continue to make payments and provide benefits in accordance with this Agreement, and Executive shall continue to perform his obligations hereunder during any arbitration proceedings.

     (g) Each party shall pay its own legal fees and other expenses associated with any dispute arising under this Agreement.


Section 15.  Employment Taxes.

     All compensation paid pursuant to this Agreement, including compensation paid pursuant to Section 5 and Section 10 of this Agreement, shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions.


Section 16.  Binding Effect.

     The rights and obligations of Company and its subsidiaries under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not assign or alienate any interest of his in this Agreement, except as provided in Section 11 hereof.


Section 17.  Waiver of Breach.

     The waiver by either party to this Agreement of a breach of any provision thereof by the other party shall not operate or be construed as a waiver of any subsequent breach of such party.


Section 18.  Notices.

     Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail to Executive's residence (if such notice is addressed to Executive), or to the principal executive offices of Company in Birmingham, Alabama, Attention: CEO and Legal Department (if such notice is addressed to Company).

Section 19.  Entire Agreement.

     This instrument shall be governed by the laws of the State of California and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes Executive's Employment Agreement dated as of September 1, 1997 previously executed by the parties and any other agreements, whether written or oral, between the parties relating to the subject matter hereof. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


Section 20.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original, but each of which, when so executed, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    MEDPARTNERS, INC.


_______________________________     By:_______________________________
ROSALIO JIMENEZ LOPEZ, M.D.         Title:______________________________

Date Executed:___________________   Date Executed:______________________

                                   EXHIBIT A

                   SEPARATION AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------


     1.   General Release.  I, _____________________________ ("Executive"),
          ---------------
hereby release and discharge forever MedPartners, Inc. ("Company") and each of its divisions, affiliates and subsidiaries, and each of their respective current and former directors, officers, boards, administrators, shareholders, employees, trustees, agents, attorneys, related and affiliated companies and entities, predecessors, successors and assigns (hereinafter collectively referred to as the "Released Parties"), of and against all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys' fees, and other legal responsibilities (collectively referred to as "claims"), of any form whatsoever, including but not limited to any claims in law, equity, contact or tort, or any claims under the California Labor Code, California Business and Professions Code, California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, as amended, Americans With Disabilities Act, Employee Retirement Income Security Act (except of vested benefits with are not affected by this Agreement), the Age Discrimination in Employment Act, or any other claim under any local ordinance or federal or state statute, or any claims for wages, stock, commissions, overtime, sick pay, vacation pay, paid leave benefits, severance pay, bonuses, penalties, interest or any other compensation, employment perquisites or benefits, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Executive or his successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold by reason of any matter or thing arising from any cause whatsoever prior to the date of execution of this instrument, and without limiting the generality of the foregoing, from all claims, demands and causes of action based upon, relating to, or arising out of Executive's employment relationship with Company or any of the Released Parties and the termination of that relationship, or arising from Company's rejection of any application of Executive subsequent to the Separation Date (as hereinafter defined) to be employed by Company or any of Company's affiliated organizations, in any capacity, at any location, at any time.

     2.  Separation Date.  Executive acknowledges that the last day of his
         ---------------
employment with Company was ______________, ________________, 199__.  Following
the Separation Date, Executive agrees to cooperate with Company in effecting a smooth transition of his duties and to cooperate with Company in connection with any litigation or other business matters relating to Company activities during the period Executive was employed by Company. Executive shall receive no additional compensation for such cooperation, except for reimbursement of reasonable out-of-pocket fees and expenses submitted in accordance with standard Company policies and procedures.

     3.  Non-Admission.  Executive agrees and acknowledges that neither this
         -------------
Agreement nor Company's offer to enter into this Agreement should be construed as an admission by

Company that it has acted wrongfully towards Executive or any other employee, and that Company expressly denies any liability to, or wrongful acts against Executive on the part of itself, its employees or its agents.

     4.   Severance Consideration.  In full consideration and as material
          -----------------------
inducement of signing this Agreement, Company will, upon the expiration of the revocation period set forth in paragraph 7(e) herein, pay or provide the compensation and benefits described in Paragraph 5(a) of the Employment Agreement dated as of September 1, 1997 with Company.

     5.  Other Employment Documents. Company specifically retains the right to
         --------------------------
enforce terms and provisions of Executive's Employment Agreement, Confidentiality and Conflict of Interest Agreement and Property Agreement, Stock Option Agreement and related documents, and other documents signed by Executive to the extent such terms and provisions survive termination of Executive's employment.

     6.  Confidentiality.  Executive represents and agrees that Executive will
         ---------------
keep the terms, amount and fact of this Agreement completely confidential and that Executive will not hereafter disclose any information concerning this Agreement to anyone, except Executive's immediate family, investment advisor, tax advisor, outplacement advisor, accountant and attorney, provided that they agree to keep this information confidential, or to enforce the terms of this Agreement.

     7.  Compliance with Law.  Executive hereby acknowledges and agrees that
         -------------------
this Agreement and the termination of his employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act and the Older Workers Benefits Protection Act and that the release set forth in paragraph 1 hereof shall be applicable, without limitation, to any claims brought under these Acts. Executive further acknowledges and agrees that:

          (a) The release given by Executive in this Agreement are given solely in exchange for the consideration set forth in paragraph 4 of this Agreement and such consideration is in addition to anything of value to which Executive received prior to entering into this Agreement;

          (b) By entering into this Agreement, Executive does not waive rights or claims that may arise after the date of this Agreement is executed;

          (c) Executive has been advised to consult an attorney prior to entering into this Agreement, and this provision of this Agreement satisfies the requirement of the Older Workers Benefits Protection Act that Executive be so advised in writing;

          (d) Executive has had at least twenty-one (21) days from ________________, 199__ within which to consider this agreement; and

          (e) For a period of seven (7) days following execution of this Agreement, Executive may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

     8. Executive further understands and agrees that all rights under Section 1542 of the California Civil Code are hereby expressly waived by Executive.
Said Section reads as follows:

          "Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which Executive does not know or suspect to exist in his favor at the time of execution hereof, and that the settlement agreed upon contemplates the extinguishment of any such claim or claims.

     9.  Knowledgeable Decision by Executive.  Executive has read all of the
         -----------------------------------
terms of this Agreement and has had an opportunity to discuss it with individuals of Executive's own choice, as limited by paragraph 6 of this Agreement, who are not associated with Company. Executive understands the terms of this Agreement and that this Agreement releases Company forever from any legal action arising from Executive's employment relationship and the termination of his employment relationship by Company. Executive signs this Agreement of his own free will in exchange for the consideration to be given to Executive, which Executive acknowledges is adequate and satisfactory. Neither Company nor its agents, representatives, or employees have made any representations to Executive concerning the terms or effects of this Agreement, other than those contained in the Agreement.

     In witness whereof, the parties have executed this Agreement this ____ day of __________________, 199__.



Executive:                             Company:

                                       MEDPARTNERS, INC.


/s/ Rosalio J. Lopez                   By: /s/ Richard M. Scrusny
-----------------------------             ----------------------------------
                                       Title: Chief Executive Officer
                                             -------------------------------